UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

Strategic Education, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-21039	52-1975978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2303 Dulles Station Boulevard
Herndon, VA 20171
 (Address of Principal Executive Offices) (Zip Code)

(703) 561-1600
 (Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2020, Strategic Education, Inc. (“Strategic Education”) entered into a Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Amendment to Other Loan Documents (the “Amendment”) with certain of its subsidiaries party thereto as subsidiary guarantors, Truist Bank (as successor by merger to SunTrust Bank), as administrative agent (the “Administrative Agent”), and the other lenders party thereto. The Amendment amends the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated November 8, 2012 (as amended by the First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated July 2, 2015, the Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated August 1, 2018, and the Supplement Agreement, dated August 10, 2020, the “Credit Agreement”), among Strategic Education, the lenders party thereto and the Administrative Agent. The Credit Agreement, which was described in Strategic Education’s Current Reports on Form 8-K filed on August 1, 2018 and August 10, 2020, provided, among other things, for a $350 million senior secured revolving credit facility (the “Revolving Credit Facility”) with a maturity date of August 1, 2023.

The Amendment, among other things, (i) extends the maturity date of the Revolving Credit Facility from August 1, 2023 to November 3, 2025, (ii) provides Strategic Education with an option, subject to obtaining additional loan commitments and satisfaction of certain conditions, to increase the commitments under the Revolving Credit Facility or establish one or more incremental term loans (each, an “Incremental Facility”) in the future in an aggregate amount of up to the sum of (x) the greater of (A) $300 million and (B) 100% of Strategic Education’s consolidated EBITDA (earnings before interest, taxes, depreciation, amortization, and noncash charges, such as stock-based compensation) calculated on a trailing four-quarter basis and on a pro forma basis, and (y) if such Incremental Facility is incurred in connection with a permitted acquisition or other permitted investment, any amounts so long as Strategic Education’s leverage ratio (calculated on a trailing four-quarter basis) on a pro forma basis will be no greater than 1.75:1.00, (iii) provides for a subfacility for borrowings in certain foreign currencies in an amount equal to the U.S. dollar equivalent of $150 million, and (iv) amends certain negative covenants and events of default. In addition, the Credit Agreement, as amended by the Amendment, requires that Strategic Education satisfy certain financial maintenance covenants, including:

●	A leverage ratio of not greater than 2.00:1.00. Leverage ratio is defined as the ratio of total debt (net of unrestricted cash in an amount not to exceed $150 million) to trailing four-quarter EBITDA.
●	A coverage ratio of not less than 1.75:1.00. Coverage ratio is defined as the ratio of trailing four-quarter EBITDA and rent expense to trailing four-quarter interest and rent expense.
●	A U.S. Department of Education Financial Responsibility Composite Score of not less than 1.0 for any fiscal year and not less than 1.5 for any two consecutive fiscal years.

In addition, the Administrative Agent and other lenders party to the Credit Agreement consented to the consummation of Strategic Education’s acquisition of the Australia and New Zealand operations (collectively, the “Business”) of Laureate Education, Inc. (“Laureate”) pursuant to the sale and purchase agreement, dated July 29, 2020 (the “Purchase Agreement”), by and among Strategic Education, SEI Newco Inc. (“Purchaser”), LEI AMEA INVESTMENTS B.V. and Laureate.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to Strategic Education’s Form 10-Q for the quarter ended September 30, 2020. In addition, a conformed copy of the Credit Agreement will appear as Exhibit A of the Amendment.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 3, 2020, Strategic Education completed the previously announced acquisition of the Business from Laureate. Pursuant to the Purchase Agreement, the aggregate consideration paid by Purchaser is approximately $662.0 million in cash, which reflects the original agreed upon purchase price of $642.7 million, plus a $19.3 million adjustment reflecting an estimated $16 million of net cash at close, and an estimated $3.3 million related to higher net working capital. These estimated adjustments will be subject to a final true-up of net cash and net working capital, based on the actual closing accounts to be agreed upon no more than 60 days following close.  Strategic Education funded the aggregate consideration paid in the transaction using cash on hand and borrowings under the Revolving Credit Facility.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Strategic Education’s amended Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2020, and is incorporated by reference herein.

Item 2.02.                                 Results of Operations and Financial Condition.

On November 5, 2020, Strategic Education issued a press release announcing its financial results for the period ended September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Strategic Education under the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference. On November 3, 2020, Strategic Education borrowed $141.8 million under the Revolving Credit Facility in part to fund a portion of the purchase price for the Business.

Item 9.01.     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description
2.1
Sale and Purchase Agreement, dated July 29, 2020, among Strategic Education Inc., SEI Newco Inc., LEI AMEA INVESTMENTS B.V. and Laureate Education, Inc. (incorporated by reference to Exhibit 2.1 to Strategic Education Inc.’s Current Report on Form 8-K/A filed on August 5, 2020)

99.1	Press Release dated November 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC EDUCATION, INC.
Date: November 5, 2020

	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer